PURCHASE CONTRACT CONFIRMATION

Contract Date:  09/01/96                   Contract Number:14606.00
                                           Customer Contract #:
                                                               -------

BUYER:                             SELLER:
PETRO SOURCE REFINING PARTNERS     FORELAND CORPORATION
9801 WESTHEIMER, SUITE 900         2561 SOUTH 1560 WEST, SUITE 200
HOUSTON, TEXAS 77042               WOODS CROSS, UTAH 84087

Pursuant to the conversation between BILL TOWNSEND and BRUCE C. DECKER, we hereby confirm the agreement between PETRO SOURCE REFINING PARTNERS and FORELAND CORPORATION, as follows:

Petro Source Receives:

Product      Quantity               Price                      Delivery                 Term

GHOST      *See below     CHEVRON's posted price       Out of the Lease Tanks      09/01/96 thru
RANCH                     for SOUTHWEST                at which contain such       08/31/97**
CRUDE                     WYOMING SWEET crude          production to Buyer's
                          oil, adjusted for actual     designated gatherer
                          gravity API gravity, less
                          $6.15 per barrel

OTHER PROVISIONS:

*Quantity:     Crude Oil owned by Seller that is produced from Ghost Ranch 48-35 lease, Nye County, Nevada.  (Estimated to be 600 barrels per day)

Pricing:       Pricing to be determined on date of delivery.

Payment Terms: By wire transfer on or before the 20th of the month following delivery pursuant to Buyer's Basic Division Order, excluding taxes. For the crude oil delivered hereunder, payment shall be based on run rickets prepared by Buyer's designated gatherer. Buyer will provide run statements by the fifteenth day of the month following the month of delivery.

*Renewal:      This contract will continue in force after the Term on a month to month basis, subject to cancellation by either party by providing the other with at least 30 days advance written notice as provided in the General Terms and Conditions.

Title & Risk
  of Loss: Title and risk of loss shall pass as the product is delivered at the above Delivery Point(s).

The general terms and conditions attached hereto shall apply to this contract.

Please confirm your understanding of this agreement by signing and returning one original.

PETRO SOURCE REFINING PARTNERS           FORELAND CORPORATION
By:  Petro Source Refining Corporation,
       Its Managing General Partner

Name:   /s/ William Townsend             Name:   /s/ Bruce C. Decker

Title:  Vice-President                   Title:  Vice-President

Date:   September 26, 1996               Date:   October 5, 1996


                            PETRO SOURCE CORPORATION
          Crude Oil Sale/Purchase/Exchange Contract General Provisions

1. Designation of Parties and Capacity: When these General Provisions are used as part of an exchange agreement, the term "Seller" shall be deemed to refer to a party acting in its delivery capacity and the term "Purchaser" shall be deemed to refer to a party acting in its receiving capacity. Each party represents and warrants that it has the corporate power and has taken all necessary action to enter into, confirm, and perform this Contract.

2. Measurements and Tests: All measurements hereunder shall represent one hundred percent (100%) volume, consisting of United States barrels of forty-two
(42) gallons, the quantity and gravity of which will be adjusted to sixty (60) degrees Fahrenheit temperature. Procedures for measuring and testing, except for delivery through positive displacement type meters shall be computed in accordance with the latest ASMB-API (Petroleum PD Meter Code) published methods then in effect. The crude oil, condensate, and/or natural gas liquids (individually and collectively called the "Crude Oil") delivered hereunder shall not exceed one percent (1%) BS&W and full deduction shall be made for BS&W according to the ASTM Standard Method then in effect. Each party shall have the right to have a representative present to witness all tests and measurements. Should either party hereto fail to have a representative present during such measuring or testing, the measurement or test of the other party shall be presumed correct.

3. Warranty: The Seller warrants marketable title to all Crude Oil sold and delivered hereunder and warrants that same shall be free from all royalties, liens, and encumbrances, and that all taxes applicable to said Crude Oil prior to delivery (including, but not limited to, any production, extraction, severance, or other state, federal, or local lease-level tax as well as any tax which the "First Purchaser" is responsible for paying or collecting) have been or will be paid. If Seller fails to pay all such taxes or if the assessment of such taxes under the law providing for such tax requires Purchaser to collect and account for any such tax, Purchaser shall have the right to pay any such tax and deduct the amount of the tax from payments due Seller hereunder until Purchaser is reimbursed for all such taxes. Seller warrants that the Crude Oil sold and delivered hereunder will be marketable Crude Oil of the type specified in the Special Provisions and will be commercially free of (without limitation) dirt, sediment, organic chlorides, halogenated organic compounds, and free of and uncontaminated by any foreign matter which would prevent normal processing or refining pursuant to normal industry practice for the type of Crude Oil specified. Seller warrants that the Crude Oil delivered hereunder shall be acceptable to the common carriers or transporters specifically providing Crude Oil transportation herein. EXCEPT AS SPECIFICALLY PROVIDED ABOVE, SELLER MAKES NO WARRANTY WHATSOEVER, EXPRESS, IMPLIED, OR STATUTORY, AS TO THE QUALITY, FITNESS, SUITABILITY, CONFORMITY, OR MERCHANTIBILITY OF THE CRUDE OIL.

4. Indemnity: Subject to the limitation of liability set forth below, each party to this Contract shall indemnify and save harmless the other from and against all claims, liability, and causes of action for injury to, or death of, any person or persons, including (without limitation) persons employed or engaged by either party, and for damages to or loss of property, resulting from willful or negligent acts or omissions of such party or its agents, employees, representatives, or subcontractors, to the extent permitted by law. Where personal injury, death, or loss of or damage to property is the result of the joint negligence or misconduct of the parties hereto, the parties expressly agree to indemnify each other and save harmless in proportion to their respective share of such joint negligence or misconduct. This indemnity shall survive termination of this contract.

5. Limitation of Liability: Neither party shall be liable to the other for any prospective or speculative profits or special, indirect, or consequential damages, and the liability of either party with respect to this contract or any act in connection herewith whether in contract, tort, or otherwise, shall not exceed the price of the product sold hereunder or the price of that portion of such product on which liability is asserted.

6. Waiver and Assignment: No waiver by either party respecting the performance of the other party shall be construed as a waiver of any subsequent performance of any provision. Neither party shall assign this Contract or any rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7. Rules and Regulations: The terms, provisions, and activities undertaken pursuant to this Contract shall be subject to all applicable laws, orders, and regulations of all governmental authorities. The parties hereto agree to comply with all provisions (as amended or superseded) of Executive Orders 11246 (Equal Employment Opportunity), 11598, 11625, 11701, and 11758.

8. Force Majeure: Except as to payment due hereunder, either party hereto shall be relieved from liability for failure to perform hereunder for the duration and to the extent such failure is occasioned by war, riots, insurrections, fire, explosions, sabotage, strikes, and other labor or industrial disturbances, acts of God or the elements, governmental laws, regulations, or requests, disruption or breakdown or production or transportation facilities, delays or pipeline carrier in receiving and delivering crude oil tendered, or by any other cause, whether similar or not, reasonably beyond the control of such party. Any such failures to perform shall be remedied with all reasonable dispatch if possible; provided, however, the settlement of strikes and other laborer industrial disturbances shall be entirely within the discretion of the party having such difficulty. Failure to perform due to events of Force Majeure shall not extend the term of this Contract.

9. Law: This Contract and any disputes arising hereunder shall be governed by the laws of the State of Texas. Seller and Purchaser hereby consent to the jurisdiction of the courts of that state. The proper venue for any legal dispute hereunder shall be the state district court or federal court in Houston, Texas.

10. Payment: On or before ten (10) days following the month of delivery, Seller shall furnish to Purchaser invoices and such other documents as may be reasonably requested by Purchaser and Purchaser shall thereafter make payments as specified in the Special Provisions. Payments due on Saturday shall be paid on the preceding business day. Payments due on Sunday shall be paid on the following business day. Payments due on a holiday shall be paid on the preceding business day except when a holiday falls on a Monday, in which case payment shall be due on the following business day. Should Purchaser fail to make any payments hereunder when the same is due, interest thereon shall accrue at a per annum rate equal to the lesser of the "Prime Rate" plus four percent (4%) or the maximum lawful rate permitted by applicable law to be charged on such delinquent payments, from the date such payment was due until such payment and all interest accrued thereon is received by Seller. For the purposes of this Paragraph 10, the term "Prime Rate" shall mean the fluctuating per annum lending rate of interest form time to time published in The Wall Street Journal (New York edition) as the "Prime Rate".

11. Equal Daily Deliveries: When the Special Provisions indicate that equal daily delivery pricing is to be used hereunder, all Crude Oil delivered hereunder during any calendar month shall be considered to have been delivered in equal daily quantities during such month.

12. Financial Responsibility: Notwithstanding any other General or Special Provision, if, during the term of this Contract and any amendment thereof, the financial responsibility (including, but not limited to, either party's ability to perform under any warranty of title provided hereunder) of either party becomes impaired or unsatisfactory to the other party, advance cash payment, properly endorsed negotiable bills of lading, or satisfactory security reasonably acceptable to the demanding party shall be given upon demand, and performance under this or any other contract may be withheld until such payment, bills of lading, or security is received. If such payment, bills of lading, or security reasonably accepted to the demanding party is not received immediately, the party demanding such payment, bills of lading, or security may cancel this contract. In the event either party makes an assignment for the benefit of creditors or any general arrangement with creditors, the other party may cancel this Contract without notice. The exercise by a party of any right granted by this section shall be without prejudice to any claim for damages or any other right of that party under this Contract or any other contract or applicable law.

13. Exchange Balances: (Applicable to Exchange Transactions Only) Both parties will endeavor, as far as practicable, to keep the exchange in balance on a monthly basis. In the event an exchange imbalance arises, subsequent deliveries shall be applied first to such exchange imbalance and then to further delivery obligations, if any, under this Contract. Any Crude Oil imbalance(s) existing under this Contract upon termination will be settled in accordance with the terms of this Contract or by some other mutually agreeable method which shall be in accordance with generally accepted industry practices and which shall take into account the reasonable rights of the party which has received an underdelivery or overdelivery with respect to Contract volumes.

14. Set-Off: In the event a party shall fail to make (a) a timely delivery of any Crude Oil, or (b) a timely payment which is due and owing hereunder, the other party may set-off such delivery or payment against any delivery or payment that it owes to the defaulting party.

15. Contract Renewal and Termination: If this Contract has a fixed term as indicated in the Special Provisions hereof, it may not be extended except by written agreement. If this Contract has a fixed term and continues month to month thereafter and the fixed term has expired, or if this Contract is month to month, then either party may cancel this Contract by giving written notice of cancellation to the other party no later than the last day of the month preceding the final month of deliveries.

16. Entirety of Contract: The Special Provisions together with these General Provisions contain the entire agreement between the parties with respect to the matters covered and supersede and revoke any prior, contemporaneous, or subsequent understanding or agreement on such matters. Any conflict between the Special Provisions and the General Provisions shall be resolved in favor of the Special Provisions. The section headings are for convenience only and shall not limit or change the subject matter of this Contract.

17. Amendments: There shall be no modification or amendment of this Contract except by a writing, signed by the parties hereto, stating it is a modification or amendment of this Contract or by an exchange of telexes or other electronic transmission between the parties in full agreement and which states that they reflect a modification or amendment of this Contract. Any such telex shall be conclusive evidence of the parties' agreement unless the receiving party validly objects to the contents thereof within forty-eight (48) hours of its receipt.